UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

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FORM 8-K

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CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  June 30, 2008

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RELM Wireless Corporation

(Exact name of registrant as specified in its charter)

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Nevada	000-07336	59-34862971
(State or Other Jurisdiction	(Commission	(I.R.S. Employer
of Incorporation)	File Number)	Identification No.)

7100 Technology Drive, West Melbourne, FL 32904

(Address of Principal Executive Office) (Zip Code)

(321) 984-1414

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.     Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(c) James E. Gilley has been appointed Chief Technology Officer and Vice President of RELM Wireless Corporation (the “Company”) effective June 30, 2008.

Mr. Gilley serves as the Company’s Chief Technology Officer and Vice President at the pleasure of the Company’s Board of Directors.  There is no arrangement or understanding between Mr. Gilley and any other person pursuant to which he was selected as an officer of the Company. There are no family relationships between Mr. Gilley and any executive officer or director of the Company, and there are no transactions in which Mr. Gilley has an interest requiring disclosure under Item 404(a) of Regulation S-K.

Prior to joining the Company, Mr. Gilley, age 44, served as Chief Scientist of Transcrypt International, Inc., a wholly-owned subsidiary of EFJ, Inc., a provider of secure wireless technologies primarily for the homeland security marketplace, from September 1995 to June 2008. Mr. Gilley received a Master of Science degree in Electrical Engineering and a Bachelor of Science degree, Electrical Engineering from the University of Nebraska in 1990 and 1985, respectively.

Mr. Gilley is entitled to an annual base salary of $120,000 and, to the extent eligible, employee benefits equivalent to those currently enjoyed by the Company’s other employees, including the Company’s group health insurance, life insurance and long-term disability programs and 401(k) retirement plan. On June 30, 2008, Mr. Gilley received a grant of stock options under the Company’s 2007 Incentive Compensation Plan to purchase up to 25,000 shares of the Company’s common stock at an exercise price of $1.50 per share (the closing share price of the common stock as reported on the American Stock Exchange on the grant date).  These stock options vest in equal annual installments over a three-year period from the grant date of June 30, 2008 subject to Mr. Gilley being employed by the Company on each such vesting date.  In addition, Mr. Gilley, as an executive officer, is a participant in the Company’s 2008 Executive Incentive Bonus Plan, pursuant to which he is eligible to receive a cash bonus ranging from 25% to 100% of his 2008 annual base salary and a stock option grant of up to 25,000 stock options if the Company achieves 2008 sales and pre-tax income that fall on or within minimum and maximum specified levels. As with the Company’s other participating executive officers, Mr. Gilley’s potential cash bonus and stock option award under the Plan is  weighted as follows: 50% for sales and 50% for pre-tax income. Mr. Gilley’s employment is terminable at will by either party upon 10 business days’ advance written notice to the other party.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RELM WIRELESS CORPORATION

By:	/s/ William P. Kelly
William P. Kelly Executive Vice President and Chief Financial Officer

Date:  July 1, 2008